UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2013

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                   Results of Operations and Financial Condition

On February 19, 2013, Sunstone Hotel Investors, Inc. (the “Company”) issued a press release regarding its financial results for the fourth quarter and year ended December 31, 2012. The press release referred to a supplemental information package that is available on the Company’s website, free of charge, at www.sunstonehotels.com. A copy of the press release and the supplemental information package are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by this reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President

On February 15, 2013, the Board of Directors of the Company appointed John V. Arabia as President of the Company. Prior to such appointment, Mr. Arabia served as the Company’s Chief Financial Officer and Executive Vice President of Corporate Strategy since joining the Company in April 2011. Prior to joining the Company, Mr. Arabia served as Managing Director of Green Street Advisors’ (“Green Street”) real estate research team. Mr. Arabia joined Green Street in 1997 and was instrumental in creating the firm’s lodging research platform. Prior to joining Green Street, Mr. Arabia was a Consulting Manager at EY Kenneth Leventhal in the firm’s west coast lodging consulting practice, which specialized in hotel market studies, valuation and acquisition due diligence. Mr. Arabia started his hotel career in 1987, working various entry-level operating positions at the Anaheim Marriott. Mr. Arabia, who earned a CPA certificate from the state of Illinois, holds an M.B.A. degree in Real Estate/Accounting from The University of Southern California and a B.S. degree in Hotel Administration from Cornell University.

In connection with his appointment as President (and pursuant to his employment agreement), Mr. Arabia received a grant of 128,755 shares of restricted stock (the “Promotional Grant”). The number of shares comprising the Promotional Grant was determined by dividing (i) $1,500,000 by (ii) the average closing price of the Company’s common stock on the New York Stock Exchange over the twenty trading days immediately preceding the date of appointment. Subject to Mr. Arabia’s continued employment with the Company, the Promotional Grant shall vest equally in 20% tranches on the first, second, third, fourth and fifth anniversaries of February 15, 2013.

Appointment of Chief Financial Officer

On February 15, 2013, the Board of Directors of the Company appointed Bryan A. Giglia as Senior Vice President and Chief Financial Officer of the Company. Prior to such appointment, Mr. Giglia served as Senior Vice President — Corporate Finance since March 1, 2010, and was charged with the management of capital market transactions, corporate financial planning and analysis, and investor relations. Mr. Giglia joined the Company in March 2004 as a financial analyst, serving in the capacity of Director of Finance from October 2005 through February 2007. From March 2007 to February 2010, he served as Vice President — Corporate Finance. From August 1998 to August 2002, he served in a variety of accounting positions for Hilton Hotel Corporation. From August 2002 until joining the Company in March 2004, Mr. Giglia attended the Marshall School of Business at the University of Southern California, where he earned an M.B.A. degree. Mr. Giglia earned his B.S. degree in Business Administration from the University of Arizona.

In connection with his appointment as Chief Financial Officer, the Board of Directors approved the following compensation arrangement for Mr. Giglia: (i) Mr. Giglia will receive a base salary of $325,000, effective as of January 1, 2013; (ii) Mr. Giglia will be eligible to receive an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 50% of base salary, a target level equal to 75% of base salary, a high level equal to 105% of base salary and a superior level equal to 125% of base salary; provided, however, that no minimum bonus is guaranteed and any bonus may equal zero in any given year; and (iii) Mr. Giglia will be eligible to earn annual equity awards with a threshold level equal to 100% of base salary, a target level equal to 137.5% of base salary, a high level equal to 175% of base salary and a superior level equal to 225% of base salary; provided, however, that no minimum equity award is guaranteed and any award may equal zero in any given year.

Mr. Giglia has a change in control agreement with the Company, dated as of March 5, 2012, which contains provisions for payments upon a termination of Mr. Giglia’s employment in connection with a change in control of the Company. If a change in control occurs during Mr. Giglia’s employment with the Company, and Mr. Giglia’s employment is terminated by the Company (or its successor, as the case may be) without cause or by Mr. Giglia for good reason, in each case within twelve months after the effective date of the change in control, then Mr. Giglia shall be entitled to the following payments and benefits after delivery to the Company of an executed general release of claims: (i) Mr. Giglia shall be paid, in two lump sum payments: (A) earned but unpaid base salary and accrued but unpaid vacation pay through the date of termination and any annual cash bonus for any fiscal year of the Company that ends on or before the date of termination to the extent not previously paid, and (B) a severance amount equal to one times the sum of (x) the base salary in effect on the date of termination (without giving effect to any reduction that would constitute good reason) plus (y) the bonus severance amount in effect on the date of termination. The bonus severance amount shall equal the lesser of Mr. Giglia’s target annual cash bonus for the year in which the date of termination takes place or the actual annual cash bonus that Mr. Giglia earned in the calendar year prior to the year in which the date of termination occurs; (ii) for a period of 18 months following the termination date, the Company shall, at the Company’s sole expense, continue to provide Mr. Giglia and his eligible family members with group health insurance coverage at least equal to that which would have been provided to them if Mr. Giglia’s employment had not been terminated (or at the Company’s election, pay the applicable COBRA premium for such coverage); (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Mr. Giglia any vested benefits and other amounts or benefits required to be paid or provided or which he is eligible to receive as of the termination date under any plan, program, policy or practice or contract or agreement of the Company and its affiliates; and (iv) after delivery to the Company of an executed general release of claims, all outstanding stock options, restricted stock units and other equity awards granted to Mr. Giglia under any of the Company’s equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall become immediately vested and exercisable in full.

Appointment of Chief Investment Officer

On February 15, 2013, the Board of Directors of the Company appointed Robert C. Springer as Senior Vice President and Chief Investment Officer of the Company. Prior to such appointment, Mr. Springer served as the Company’s Senior Vice President — Acquisitions since joining the Company in May 2011. Prior to joining the Company, Mr. Springer served as a Vice President in the Merchant Banking Division of Goldman, Sachs & Co. (“Goldman”) in the firm’s principal lodging investing activity, which investments were primarily placed through the Whitehall Street Real Estate series of private equity funds, as well as the Goldman Sachs Real Estate Mezzanine Partners fund. Mr. Springer’s involvement with these funds included all aspects of hotel equity and debt investing, as well as asset management of numerous lodging portfolios. Mr. Springer joined Goldman in February 2006. Prior to joining Goldman, Mr. Springer worked in both the feasibility and acquisitions groups at Host Hotels & Resorts from 2004 to 2006 and was integral to the closing of several large lodging deals. Mr. Springer started his career with PricewaterhouseCoopers, LLP in the Hospitality Consulting Group from 1999 to 2004. Mr. Springer holds a B.S. degree in Hotel Administration from Cornell University.

A copy of the press release announcing the aforementioned executive appointments is furnished herewith as Exhibit 99.1 and incorporated herein by reference in its entirety.

Base Salary Increases

On February 15, 2013, the Board of Directors of the Company approved base salary adjustments for the Chief Executive Officer and other named executive officers that will be included in the Company’s proxy statement for its 2013 annual meeting, effective as of January 1, 2013, as follows:

Named Executive Officers & Title	New Base Salary
Kenneth E. Cruse, Chief Executive Officer	$615,000
John V. Arabia, President	$415,000
Marc A. Hoffman, Executive Vice President and Chief Operating Officer	$405,000
Lindsay N. Monge, Senior Vice President and Chief Administrative Officer, Treasurer and Secretary	$260,000
Robert C. Springer, Senior Vice President and Chief Investment Officer	$310,000

Item 9.01      Financial Statements and Exhibits

(d)   The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated February 19, 2013
99.2	Supplemental information package for the quarter and year ended December 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 19, 2013	By:	/s/ Bryan A. Giglia
Bryan A. Giglia
Principal Financial Officer and Duly Authorized Officer